Exhibit 5

[Letterhead of Chapman and Cutler LLP]

March 21, 2006

First Midwest Bancorp, Inc.
One Pierce Place, Suite 1500
Itasca, Illinois 60143-9768

Ladies and Gentlemen:

As counsel to First Midwest Bancorp, Inc., a Delaware corporation (the "Company"), we delivered to you an opinion letter dated March 1, 2006 in connection with a Registration Statement on Form S-3, File No. 333-132137 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") on March 1, 2006. The Registration Statement was filed for the purpose of registering under the Securities Act of 1933, as amended, common stock of the Company, $0.01 par value per share, together with attached Rights to Purchase Series A Preferred Stock, the preferred stock of the Company, no par value, and senior and subordinated debt securities of the Company. This opinion relates to the offer and sale of an aggregate principal amount of $100,000,000 of subordinated notes (the "Notes") to be issued under a Subordinated Debt Indenture, dated as of March 1, 2006, between the Company and U.S. Bank National Association, as trustee (the "Indenture").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance and sale of the Notes. In addition, we have examined a copy of the Registration Statement, including the exhibits thereto, and a copy of the Prospectus dated March 1, 2006 (the "Prospectus") included in the Registration Statement and a copy of a Prospectus Supplement to the Prospectus, dated March 21, 2006 (the "Prospectus Supplement").

In rendering this opinion we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the genuineness of all signatures. As to questions of material fact to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certificates as we deemed relevant.

Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that when the Notes have been duly executed, delivered and

First Midwest Bancorp, Inc.
March 21, 2006

authenticated in accordance with the terms of the Indenture, and the consideration for the Notes has been duly received by the Company, all in the manner contemplated by the said Registration Statement, the Notes will be legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and will be entitled to the benefits of the Indenture.

Our opinion is limited to the laws of the State of New York and the laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is provided as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

In addition, we hereby consent to the use of our opinion included herein and to all references to our firm under the heading "Legal Matters" in the Prospectus Supplement. In rendering this opinion and giving this consent, we do not admit that we are an "expert" within the meaning of Section 7 of the Securities Act of 1933, as amended and the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ CHAPMAN AND CUTLER LLP